Exhibit 23
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CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report on Form 10-K of Texas Instruments Incorporated of our report dated January 22, 2001, included in the proxy statement for the 2001 annual meeting of stockholders of Texas Instruments Incorporated.

Our audits also included the financial statement schedule of Texas Instruments Incorporated listed in Item 14(a). This schedule is the responsibility of the Registrant's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the following registration statements, and in the related prospectuses thereto, of our report dated January 22, 2001 with respect to the consolidated financial statements and schedule of Texas Instruments Incorporated, included in or incorporated by reference in this Annual Report on Form 10-K for the year ended December 31, 2000: Registration Statements (Forms S-8) No. 33-61154, No. 33-21407 (as amended), No. 33-42172, No. 33-54615, No. 333-07127 (as amended),
No. 333-41913, No. 333-41919, No. 333-31319, No.333-31321, No. 333-31323,
No. 333-48389, and No. 333-44662, and Registration Statements (Forms S-3)
No. 333-03571, No. 333-93011, No. 333-37208, and No. 333-44572 (as amended), and Registration Statements (Forms S-4) No. 333-89433, No. 333-89097,
No. 333-87199, No. 333-80157, and No. 333-41030 (as amended).


Dallas, Texas                              ERNST & YOUNG LLP
February 26, 2001